EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of May 14, 2025 (the “Execution Date”), is entered into among NaturalShrimp Farms Inc., a Nevada corporation (“Seller”) and Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), Edible Garden Sustainable Ventures LLC, a Delaware limited liability company (“Purchaser”) and Edible Garden AG Incorporated, a Delaware corporation (“Edible”).  Seller and Streeterville, are each referred to as a “Seller Party” and collectively as the “Seller Parties”. Purchaser and Edible are each referred to as a “Purchaser Party”, and collectively as the “Purchaser Parties”.  Each of the Seller Parties and Purchaser Parties is referred to herein as a “Party” and together the “Parties”.

RECITALS:

A. Seller desires to sell to Purchaser all of the Purchased Assets (as defined in Section 2.1 hereof), and Purchaser desires to purchase from Seller all of the Purchased Assets upon the terms and conditions set forth in this Agreement (such purchase, sale, and assignment collectively, the “Sale”).

B. Contemporaneous with the Execution Date hereof, the Purchaser and Iowa Shrimp Holdings, LLC, an affiliate of Seller (“Iowa Shrimp Holdings”), have entered into a Lease for access to and use of certain real property located at 401 Des Moines Street, Webster City, Iowa 50595; where substantially all of the Purchased Assets are located (the “Lease”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I. DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, each of the following terms, when used herein with initial capital letters, has the meaning specified in this Section 1.1 or in the other Sections of this Agreement identified in Section 1.2:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble, and includes Schedules and Exhibits attached hereto.

“Aquaculture Technology” means the proprietary aquaculture platform technology acquired by Seller pursuant to the terms and conditions of that certain Receivership APA.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which commercial banks in New York, New York are authorized or required by Law to close.

1

“Cap” has the meaning set forth in Section 10.1(d).

“Closing” has the meaning set forth in Section 4.1.

“Closing Date” has the meaning set forth in Section 4.1.

“Code” means the Internal Revenue Code of 1986.

“Commission” has the meaning set forth in Section 5.9(a).

“Consideration Shares” has the meaning set forth in Section 3.1.

“Contract” means any contract, agreement, commitment, understanding, arrangement, promise, or undertaking (including any indenture, note, bond or other evidence of indebtedness, lease, instrument, license, lease, purchase order or other legally binding agreement).

“Documents” means all books; records; reports; files; personnel records; invoices; financial and management records; inventory records; product specifications; marketing, advertising and promotional materials; archives; photographs; and work papers, in each case, that primarily relate to any Purchased Asset, including all data and other information stored in any format or media, including on hard drives, hard copy or other media.

“Edible” has the meaning set forth in the Preamble of this Agreement.

“Encumbrances” means all Liens, charges, mortgages, pledges, security interests or other encumbrances of any kind.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Execution Date” has the meaning set forth in the Preamble of this Agreement.

“Fraud” common law fraud under the laws of the State of Delaware.

“General Assignment and Bill of Sale” means the General Assignment and Bill of Sale for the Purchased Assets mutually acceptable to Purchaser and Seller, in substantially the form attached as Exhibit A hereto.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, or any agency, authority, department, commission, board, bureau, official or instrumentality of such body, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), whether foreign, federal, tribal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator thereof (public or private) of competent jurisdiction.

2

“Income Taxes” means (a) all Taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including franchise Taxes and any capital gains, alternative minimum, and net worth Taxes, but excluding ad valorem, property, excise, severance, production, sales, use, real or personal property transfer or other similar Taxes), (b) Taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to is included in clause (a) above, or (c) withholding Taxes measured with reference to or as a substitute for any Tax included in clauses (a) or (b) above.

“Iowa Shrimp Holdings” has the meaning set forth in the Recitals of this Agreement.

“IRS” means the Internal Revenue Service.

“Knowledge of Seller” or “Seller’s Knowledge” means the actual knowledge of John Fife or Christopher Stalcup.

“Law” means any federal, tribal, state, local or foreign law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree or common law requirement.

“Lease” has the meaning set forth in the Recitals of this Agreement.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or any proceedings.

“Liability” means any debt, Lien, loss, liability, claim, commitment, demand, responsibility, suit, cause of action, judgment, award, settlement, undertaking, damage, expense, interest, fee, fine, penalty, cost, royalty, deficiency or obligation (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein), of any nature, whether known or unknown, disclosed or undisclosed, express or implied, primary or secondary, direct or indirect, matured or unmatured, determined or indeterminable, disputed or undisputed, secured or unsecured, joint, several or joint and several, fixed, absolute, contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, and whether in contract, tort or otherwise, and whether or not required to be accrued on the financial statements of any entity or individual.

“Lien” as applied to any Person means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, charge, royalty, lease, sublease, charge, option, right of first offer or first refusal, right of use or possession, restriction, easement, servitude, restrictive covenant, encroachment or any other similar encumbrance or restriction in respect of an asset of such Person, whether imposed by Law, Contract or otherwise.

“Losses” means any and all losses, Liabilities, damages, penalties, and claims resulting directly from any matter for which indemnification is provided under this Agreement.  Such claims are limited to direct and proximate economic losses only and do not include lost profits, lost time, attorneys’ fees, or costs.

“Nasdaq” means The Nasdaq Stock Market LLC.

3

“Necessary Consent” has the meaning set forth in Section 2.5(a).

“Non-Income Taxes” means (a) any Taxes other than Income Taxes, including ad valorem, use, property, excise, sales, severance, production, gross proceeds, conservation, use or other similar Taxes and (b) royalties, in each case, based upon the acquisition, operation or ownership of the Purchased Assets but excluding, for the avoidance of doubt, Transfer Taxes.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of, or entered, issued, made or rendered by, a Governmental Body.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations.

“Outside Date” has the meaning set forth in Section 4.4(a).

“Party” has the meaning set forth in the Preamble of this Agreement.

“Permit” means any governmental or other industry permits, registrations, certificates, certificates of occupancy, certifications, exemptions, licenses, franchises, consents, approvals or authorizations.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Post-Closing Liabilities” has the meaning set forth in Section 2.3.

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchase Price Allocation” has the meaning set forth in Section 9.2.

“Purchased Assets” has the meaning set forth in Section 2.1 hereof.

“Purchaser” has the meaning set forth in the Preamble of this Agreement.

“Purchaser Indemnitees” has the meaning set forth in Section 10.1(b).

“Receiver” means Amplēo Turnaround and Restructuring LLC, a Utah limited liability company.

“Receivership APA” means that certain Asset Purchase Agreement, dated February 6, 2025, by and among Seller, Streeterville, Bucktown Capital, LLC, a Utah limited liability company, Iowa Shrimp Holdings, Texas Shrimp Holdings, LLC, a Texas limited liability company, on the one hand, and Receiver, as receiver of the receivership estates of the Receivership Entities.

“Receivership Entities” refers to Natural Shrimp Incorporated, a Nevada corporation and its wholly-owned subsidiaries, NaturalShrimp USA Corporation, a Delaware Corporation, NaturalShrimp Global, Inc., a Delaware Corporation and Natural Aquatic Systems, Inc., a Texas Corporation.

4

“Representative” means, with respect to any Person, any and all directors, officers, partners, managers, employees, consultants, financial advisors, counsel, accountants and other agents.

“Sale” has the meaning set forth in the Recitals of this Agreement.

“Securities Act” has the meaning set forth in Section 5.9(b).

“Seller” has the meaning set forth in the Preamble of this Agreement.

“Seller Indemnitees” has the meaning set forth in Section 10.1(c).

“Seller Material Adverse Effect” means any event, change, effect, condition, state of facts or occurrence which has had or would reasonably be expected to have, individually or when considered together with any other events, changes, effects, conditions, states of facts or occurrences, a material adverse effect on (x) the Purchased Assets, considered as a whole, (y) the Seller or its ownership, assets, business or liabilities, each considered individually, or (z) the Seller’s (A) performance of its obligations under this Agreement and each other agreement, document or instrument contemplated hereby to which Seller is a party or (B) ability to consummate the transactions contemplated hereby or thereby, in each case, other than, any event, change, effect, condition, state of facts or occurrence resulting from (a) any change in the United States or foreign economies or financial markets in general, (b) any change arising in connection with acts of God (including earthquakes, storms, severe weather, fires, floods and natural catastrophes), hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions (in each case including cyberterrorism), (c) any change in applicable Laws or accounting rules, (d) any change or effect arising in connection with the shutdown or other cessation of operations of any Governmental Body, (e) any actions taken or proposed to be taken by Purchaser or any of their respective Affiliates, other than those expressly permitted in accordance with the terms of this Agreement, (f) any action taken by Seller, or any of its respective Affiliates with Purchaser’s written consent or that are otherwise prescribed or expressly permitted hereunder, (g) any effect resulting from the public announcement of this Agreement, or (h)  any effect resulting from a breach of this Agreement by Purchaser; provided, however, that with respect to clauses (a), (b) and (d), such effects shall not be excluded from the definition of “Seller Material Adverse Effect” to the extent it has, or would reasonably be expected to have, a materially disproportionate adverse effect on the Purchased Assets, taken as a whole, as compared to other similarly situated businesses.

“Series B Preferred Stock” means the Series B Preferred Stock of Edible having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit B hereto.

“Specific Representation” has the meaning set forth in Section 10.14.

“Streeterville” has the meaning set forth in the Preamble of this Agreement.

5

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes (including any related or supporting schedule, attachment thereto or amendment thereof).

“Taxes” means (a) all (i) Income Taxes; (ii) Non-Income Taxes; (iii) Transfer Taxes; and (iv) all other taxes, assessments, duties, levies, imposts or other similar charges in the nature of a tax imposed by a Governmental Body, including all income, franchise, profits, capital gains, capital stock, gross receipts, sales, use, transfer, service, occupation, ad valorem, property, excise, production, severance, windfall profit, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including taxes under Code Section 59A), alternative minimum, add-on, value-added, withholding (including backup withholding) and estimated taxes, and (b) any interest, fine, penalty or additions to tax imposed by a Governmental Body in connection with any item described in clauses (a)(i) through (iv) above.

“Threshold” has the meaning set forth in Section 10.1(d).

“Transactions” means the transactions contemplated by this Agreement.

“Transfer Taxes” has the meaning set forth in Section 9.1.

“Transition Services Agreement” means the transition services agreement in the form of Exhibit C hereto.

“Willful Breach” means, with respect to any Party, that such Party willfully takes an action prohibited by this Agreement or refuses to perform or take an action required by this Agreement, in each case with the knowledge that such action or refusal to act, as applicable, would cause or result in the breach of any material pre-Closing covenant or agreement applicable to such Party. In addition, if all of the conditions in Article VIII have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) and any Party fails to consummate the Transactions within five (5) Business Days following the date the Closing should have occurred pursuant to Section 4.1, then such Party that fails to consummate the Transactions shall be deemed to be in Willful Breach of this Agreement.

1.2 Other Definitional and Interpretive Matters.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation will apply:

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action will be extended to the next succeeding Business Day.

Contracts. Reference to any Contract means such Contract as amended or modified and in effect from time to time in accordance with its terms.

6

Dollars. Any reference in this Agreement to $ will mean U.S. dollars.

Exhibits/Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein will be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender will include all genders, and words imparting the singular number only will include the plural and vice versa.

Headings. The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and will not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any Article, Section, Recital or Exhibit are to the corresponding Article, Section, Recital, or Exhibit of or to this Agreement unless otherwise specified.

Herein. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including. The word “including” or any variation thereof means “including, without limitation” and will not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

Law. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect from time to time, including any successor legislation thereto and any rules and regulations promulgated thereunder, and references to any section or other provision of a Law means that section or provision of such Law in effect from time to time and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision.

Or. The word “or” is not exclusive.

To the Extent. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends, and such phrase shall not mean simply “if”.

(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

7

II. PURCHASE AND SALE OF ASSETS

2.1 Purchase and Sale of Assets.

            On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser will purchase, acquire, and accept from Seller, and Seller will sell, transfer, assign, convey, and deliver to Purchaser, free and clear of all Encumbrances, all of Sellers’ right, title and interest in and to those certain assets used in or related to the Aquaculture Technology that are not Excluded Assets, including without limitation, the following: (a) machinery, vehicles, appliances, tools, equipment, computer hardware and owned software, furniture, leasehold improvements, and other tangible personal property, and replacement items therefor; (b) all supplier lists and usable supplies and inventory on hand; (c) to the extent assignable, all licenses and permits; (d) all intellectual and intangible property and confidential business information; (e) the Contracts; (f) leases and contracts relating to the foregoing, including vehicle leases, if any, subject to consent rights of contract and lease counterparties; (g) to the extent transferable, all of Seller’s rights under warranties, indemnities, and all similar rights against third parties and (h) prepaid revenue, security deposits and other customer deposits.  The Purchased Assets include the assets listed on Schedule 2.1 hereto (the “Purchased Assets”).

2.2 Excluded Assets. Seller shall retain the following assets, and nothing herein contained will be deemed to constitute an agreement to sell, transfer, assign, or convey the following assets (the “Excluded Assets”):

a. All cash on hand;

b. All accounts receivable from sales shipped prior to the Closing;

c. All cash or funds in bank, credit union, deposit, or other financial accounts in the name of the Seller other than prepaid revenue, security deposits and other customer deposits;

d. All machines, equipment, or property belonging to, owned by, or encumbered by a lien of Hydrenesis;

e. All personal property belonging to employees of Seller;

f. All propane tanks that are owned or encumbered by a non-Seller; and

g. All vehicles not titled in the name of the Seller (other than vehicles conveyed pursuant to the Receivership APA and documents ancillary thereto but pursuant to which title has not yet been transferred with the applicable Governmental Body).

2.3 Post-Closing Liabilities. Purchaser will not assume any Liabilities of the Seller. Subject to the conditions set forth in this Agreement, at the Closing, Purchaser will effective as of the Closing be solely responsible for any Liabilities resulting from, related to, or in connection with, the Purchased Assets first arising from and after the Closing Date, including those Liabilities solely resulting from, related to, or in connection with Purchaser’s use, operation, possession, or ownership of or interest in the Purchased Assets, or any other fact or circumstance with respect to the Purchased Assets, first arising after the Closing Date (collectively, the “Post-Closing Liabilities”).

8

2.4 Excluded Liabilities. Notwithstanding anything to the contrary set forth herein, the Seller will remain liable with respect to, and Purchaser will not assume and will be deemed not to have assumed, and shall have no obligation, responsibility, or liability, with respect to the Excluded Liabilities. “Excluded Liabilities” means all Liabilities of the Seller resulting from, related to, or in connection with the Purchased Assets arising before the Closing Date, including those Liabilities solely resulting from, related to, or in connection with Seller’s use, operation, possession or ownership of or interest in the Purchased Assets, or any other fact or circumstance with respect to the Purchased Assets, before the Closing Date.  For the avoidance of doubt, the parties agree that Purchaser is not a successor employer to Seller or any Receivership Entity, and Purchaser has no obligation to assume any employment or benefits-related obligations, including any employment agreements, fringe benefit payments, vacation pay, COBRA obligations or any other benefits of employment, of Seller or any Receivership Entity, all of which, to the extent applicable, shall be Excluded Liabilities.

2.5 Non-Assignment of Assets.

(a) Notwithstanding any other provision of this Agreement to the contrary, this Agreement will not constitute an agreement to assign or transfer and will not affect the assignment or transfer of any Purchased Asset if an attempted assignment or transfer thereof without the approval, authorization, or consent of any third party thereto (each such action, a “Necessary Consent” or collectively, the “Necessary Consents”) would constitute a breach, default, or violation thereof or of any Law or Order thereunder in any material respect. In such event, if such assignment or transfer is subject to such Necessary Consent being obtained and Seller shall use its commercially reasonable efforts to obtain the Necessary Consents with respect to any such Purchased Asset or any claim or right or any benefit arising thereunder for the assignment or transfer thereof to Purchaser as Purchaser may reasonably request; provided, however, that Seller will not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested or to initiate any litigation or Legal Proceedings to obtain any such consent or approval.  If such enforcement or any Necessary Consent is not obtained, and the assignment or transfer subject to such Necessary Consent would be ineffective or if not enforceable would materially and adversely affect the rights of Purchaser to such Purchased Asset following the Closing, Seller shall, and shall use reasonable efforts to cause the Receiver and Receivership Entities to, cooperate in a mutually agreeable arrangement with Purchaser, to the extent feasible, under which Purchaser would obtain the benefits and assume the obligations thereunder in accordance with this Agreement; provided, that, for the avoidance of doubt, any Liability of Purchaser resulting from, arising out of or in connection with the foregoing to the extent the subject of a written agreement among the Seller and Purchaser will be deemed to be a Post-Closing Liability.

(b) Subject to Section 2.5(a), if after the Closing Date (i) the Purchaser holds any Excluded Assets or is the subject of any Excluded Liabilities or (ii) the Seller or any Receivership Entity holds any Purchased Assets or is the subject of any Post-Closing Liabilities, such Purchaser or the Seller, as applicable, will promptly transfer (or in the case of Purchased Assets or Post-Closing Liabilities held by the Receivership Entities shall use commercially reasonable efforts to cause to be transferred) such assets or assume (or cause to be assumed) such Liabilities to or from (as the case may be) the other Party. Prior to any such transfer, the Party receiving or possessing any such asset will hold it (or in the case of assets held by the Receivership Entities, Seller shall use commercially reasonable efforts to cause it to be held) in trust for such other Party.

9

2.6 Further Conveyances and Further Conveyances and Assumption. From time to time on and following the Closing as necessary, Seller and Purchaser will use their commercially reasonable efforts to, and will use their commercially reasonable efforts to cause their respective Affiliates and the Receiver to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, assignments, releases and other instruments, and will take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and their respective successors and/or permitted assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser under this Agreement and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser under this Agreement, and to otherwise make effective the Transactions; provided, that nothing in this Section 2.6 will require Purchaser or any of their respective Affiliates to have any obligation, responsibility or liability, or pay, any Liabilities other than the Post-Closing Liabilities.

III. CONSIDERATION

3.1 Consideration. The aggregate consideration for the Purchased Assets (the “Purchase Price”) will be 12,000 shares of newly issued Series B Preferred Stock of Edible (the “Consideration Shares”), to be issued in book entry form in the name of Streeterville, as sole shareholder of the Seller.

3.2 Payment of Purchase Price. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Edible will deliver the Consideration Shares in full satisfaction of the Purchase Price to Streeterville or Seller’s designee.

3.3 Allocation of Purchase Price to Property.  The Purchase Price shall be allocated as set forth in Section 9.2 hereof.

IV. CLOSING AND TERMINATION

4.1 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof (or the waiver thereof by the Party entitled to waive that condition), and provided that this Agreement shall not have been terminated pursuant to Section 4.4, the closing of the purchase and sale of the Purchased Assets provided for in Article II (the “Closing”) will take place remotely by the electronic exchange of documents and signatures in PDF format at 10:00 a.m. Mountain Time on the date that is no later than two (2) Business Days following the satisfaction or waiver of the conditions set forth in Article VIII (other than conditions that by their nature are to be first satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place and time as the Parties may designate in writing. The date on which the Closing is held is referred to in this Agreement as the “Closing Date.”

4.2 Deliveries by Seller. At the Closing, Seller will deliver to Purchaser:

(a) the General Assignment and Bill of Sale for the Purchased Assets, duly executed by Seller;

(b) titles in Seller’s possession for the vehicles that are being sold;

10

(c) the Transition Services Agreement, duly executed by Seller;

(d) the Lease, duly executed by Iowa Shrimp Holdings;

(e) the officer’s certificate required to be delivered pursuant to Sections 8.1(a) and 8.1(b);

(f) a certificate of the Secretary (or equivalent officer) of Seller certifying that attached thereto are true, correct and complete copies of (A) the certificate of incorporation of Seller, and all amendments thereto; (B) the by-laws of Seller, and all amendments thereto; and (C) all requisite resolutions or actions of the governing body of Seller approving this Agreement, the execution hereof and any ancillary agreements to which Seller is a party, and the performance of its obligations hereunder;

(g) a certificate of the Secretary (or equivalent officer) of Streeterville certifying that attached thereto are true, correct and complete copies of (A) the certificate of formation of Streeterville, and all amendments thereto; (B) the operating agreement of Streeterville, and all amendments thereto; and (C) all requisite resolutions or actions of the governing body of Streeterville approving this Agreement, the execution hereof and any ancillary agreements to which Streeterville is a party, and the performance of its obligations hereunder; and

(h) all other endorsements, assignments, company seals, instruments of transfer, and other instruments of conveyance reasonably requested by Purchaser or required to convey and assign the Purchased Assets to Purchaser and vest title therein in the applicable Purchaser.

4.3 Deliveries by Purchaser. At the Closing, Purchaser will deliver to Seller:

(a) a certificate or book entry statement evidencing the issuance of the Consideration Shares and payment of the Purchase Price;

(b) the General Assignment and Bill of Sale for the Purchased Assets, duly executed by Purchaser;

(c) the Lease, duly executed by Purchaser;

(d) the officer’s certificate required to be delivered pursuant to Sections 8.2(a) and 8.2(b);

(e) the Transition Services Agreement, duly executed by Purchaser;

(f) a certificate of the Secretary (or equivalent officer) of Purchaser certifying that attached thereto are true, correct and complete copies of (A) the certificate of formation of Purchaser, and all amendments thereto; (B) the operating agreement of Purchaser, and all amendments thereto; and (C) all requisite resolutions or actions of the governing body of Purchaser approving this Agreement, the execution hereof and any ancillary agreements to which Purchaser is a party, and the performance of its obligations hereunder; and

11

(g) a certificate of the Secretary (or equivalent officer) of Edible certifying that attached thereto are true, correct and complete copies of (A) the certificate of incorporation of Edible, and all amendments thereto; (B) the by-laws of Edible, and all amendments thereto; and (C) all requisite resolutions or actions of the governing body of Edible approving this Agreement, the execution hereof and any ancillary agreements to which Edible is a party, and the performance of its obligations hereunder.

4.4 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

(a) by Purchaser Parties or Seller, if the Closing has not occurred by 5:00 p.m. Mountain Time on May 31, 2025 (the “Outside Date”); provided, however, that if the Closing has not occurred on or before the Outside Date due to a material breach of any representations, warranties, covenants or agreements contained in this Agreement by Purchaser Parties or Seller, then such breaching Party, may not terminate this Agreement pursuant to this Section 4.4(a);

(b) by mutual written consent of Seller and Purchaser Parties;

(c) by Purchaser Parties, if Seller breaches any representation or warranty or any covenant, agreement or obligation contained in this Agreement, such breach would reasonably be expected to result in a failure of a condition set forth in Section 8.1 and such breach, if curable, has not been cured by the earlier of (i) ten (10) days after the giving of timely written notice by such Purchaser Party to Seller on or before five (5) days of knowledge of such breach and (ii) the Outside Date; provided, that no Purchaser is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement; or

(d) by Purchaser Parties or Seller if there is in effect an unstayed Order of a court or Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Transactions.

4.5 Procedure Upon Termination. In the event of termination pursuant to Section 4.4, the terminating Party will give written notice thereof to the other Party or Parties, and this Agreement will terminate as described in Section 4.6, and the purchase of the Purchased Assets hereunder will be abandoned, without further action by Purchaser or Seller.

4.6 Effect of Termination. In the event that this Agreement is terminated as provided herein, then each of the Parties will be relieved of its duties and obligations arising under this Agreement after the date of such termination and there will be no Liability or obligation on Purchaser, Seller, or any of their respective Affiliates or Representatives; provided, however, that the provisions of this Section 4.6, and, to the extent necessary to effectuate the foregoing enumerated provisions, Section 1.1 hereof, will survive any such termination and will be enforceable hereunder, provided, further, that nothing in this Section 4.6 will be deemed to release any Party from Liability for any Willful Breach of this Agreement prior to termination or for Fraud.

12

V. REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller and Streeterville, as applicable, hereby represent and warrant to Purchaser Parties that:

5.1 Organization; Capitalization. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada. Streeterville is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Utah.  Streeterville owns 100% of the issued and outstanding capital stock of Seller, free and clear of all Encumbrances, which represents 100% of the equity interests of Seller.

5.2 Authorization of Agreement. Each Seller Party has the requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument contemplated hereby or thereby to which it is a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each other agreement, document or instrument contemplated hereby or thereby to which it is a party and the consummation of the Transactions have been duly authorized by all requisite corporate or similar action on the part of each Seller Party. This Agreement and each other agreement, document or instrument contemplated hereby or thereby to which each Seller Party is a party has been duly and validly executed and delivered, and each agreement, document or instrument contemplated hereby or thereby to be delivered at or prior to Closing will be duly executed and delivered by such Seller Party and (assuming the due authorization, execution and delivery by the other Parties) this Agreement and each other agreement, document or instrument contemplated hereby or thereby to which such Seller Party is a party constitutes legal, valid and binding obligations of such Seller Party enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3 No Conflict.  The execution, delivery and performance by each Seller Party of this Agreement any ancillary agreements to which such Seller Party is a party, and the consummation by the Seller Parties of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of any Law to which any Seller Party is subject, (b) violate any provision of the articles of incorporation, bylaws or other organizational or governance documents of a Seller Party, or (c) violate or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or require the consent of any third party under, or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any Encumbrance of any nature upon any of the assets of Seller or give to others any interests or rights therein under, any Contract or Permit to which a Seller is a party or by which Seller may be bound or affected.

5.4 Title to Assets. Seller has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets, free and clear of all Encumbrances. At Closing, Seller will convey the Purchased Assets to Purchaser free and clear of any and all Encumbrances. The buildings, structures, fixtures, machinery, equipment, vehicles and other items of tangible personal property of Seller currently owned or leased by Seller constitute all of the assets, properties and rights necessary for the operation of the business of Seller and the Receivership Entities as is currently conducted.  To the best of Seller’s knowledge, except as set forth on Schedule 5.4, the transactions contemplated by the Receivership APA have been consummated and no further action is necessary to vest in Seller title to any Purchased Assets, which Purchased Assets are subsequently assigned by Purchaser pursuant to this Agreement.

13

5.5 Litigation. To Seller’s Knowledge, there are not any other Legal Proceedings or Orders pending that would affect this Sale or the Purchased Assets.

5.6 Financial Advisors. Seller has not incurred any obligation or Liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or Transactions for which Purchaser are or may become liable.

5.7 Taxes. All material Tax Returns required to be filed by the Seller with respect to the Purchased Assets have been filed, and the Seller has paid all material Taxes shown as due on each such Tax Return. No material examination of any such Tax Return of Seller is currently in progress by any Governmental Body.

5.8 Full Disclosure by Seller. To the Knowledge of Seller, Seller is not aware of any information that he has not disclosed or made available to Purchaser Parties that, in its reasonable judgment, would likely have a material impact on the value of the Purchased Assets.

5.9 Securities Law Representations.

(a) Review of SEC Reports. Streeterville has (i) received and carefully reviewed Purchaser’s annual, current and periodic reports filed with the Securities and Exchange Commission (the “Commission”) since December 31, 2023 in accordance with the Exchange Act, and (ii) had the opportunity to ask questions and receive answers from Purchaser’s officers and directors of all information needed by Streeterville to make an informed investment decision to the satisfaction of Streeterville and to obtain any documents relating to Purchaser. Streeterville is aware of the risks inherent in an investment in Purchaser and specifically the risks of an investment in the securities and can bear any loss associated with an investment in the securities. In addition, Streeterville is aware and acknowledges that there can be no assurance of the future viability or profitability of Purchaser, nor can there be any assurance relating to the current or future price of the Purchaser’s common stock, as quoted on Nasdaq, or market conditions generally.

(b) Own Account. Streeterville understands that the Consideration Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities law, and Seller is acquiring the Consideration Shares as principal for its own account and not with a view to or for distributing or reselling such Consideration Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Consideration Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Consideration Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Purchaser’s right to sell the Consideration Shares pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws). Streeterville is an accredited investor, as defined in Regulation D promulgated under the Securities Act. Streeterville has such knowledge, skills and experience in business, finance and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the securities.

14

(c) Valuation of Shares. Streeterville has independently evaluated the fairness of the consideration for the Consideration Shares and acknowledges that Purchaser does not make any representation or warranty regarding the fairness of such consideration or that the consideration does, or does not, represent the fair market value of the Consideration Shares.

(d) No Solicitation. Streeterville is not acquiring any of the Consideration Shares as a result of or subsequent to (a) any general solicitation or (b) any published advertisement in connection with the offer and sale of the Consideration Shares.

(e) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

5.10 No Other Representations or Warranties. Except for the representations and warranties expressly contained in this Article V and any other document or instrument delivered in connection with the Transactions, no Seller Party nor any other Person makes any other express or implied representation or warranty with respect to Seller Parties, the Purchased Assets, the Post-Closing Liabilities or the Transactions, and Seller Parties disclaim any other representations or warranties, whether made by a Seller Party, any Affiliate of a Seller Party, or any of their respective Representatives.  Except for the representations and warranties expressly contained in this Article V, Seller Parties (a) expressly disclaims and negates any representation or warranty, expressed or implied, at common law, by statute, or otherwise, relating to the condition of the Purchased Assets (including any implied or expressed warranty of merchantability or fitness for a particular purpose, or of conformity to models or samples of materials) and (b) disclaims all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to a Purchaser Party its Affiliates or Representatives concerning the Purchased Assets (including any opinion, information, projection, or advice that may have been or may be provided to a Purchaser Party or any of its Representatives, a Seller Party, or any of their respective Affiliates). Seller Parties makes no representations or warranties to Purchaser Parties regarding the probable success or profitability of the Purchased Assets or the use thereof.  Purchaser Parties acknowledge and agree that Purchaser is purchasing the Purchased Assets without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to a Seller Party except as expressly set forth in this Section V.

VI. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser Parties jointly and severally hereby represent and warrant to Seller Parties that:

6.1 Organization and Good Standing. Purchaser is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Edible is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Edible owns 100% of the issued and outstanding membership interests of Purchaser, free and clear of all Encumbrances, which represents 100% of the equity interests of Purchaser. Each Purchaser Party has the requisite corporate power and authority to own, lease, and operate its own properties and to carry on its own business as conducted as of immediately prior to the date hereof.

15

6.2 Authorization of Agreement. Each Purchaser Party has the requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument contemplated hereby or thereby to which it is a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each other agreement, document or instrument contemplated hereby or thereby to which it is a party and the consummation of the Transactions have been duly authorized by all requisite corporate or similar action on the part of each Purchaser Party. This Agreement and each other agreement, document or instrument contemplated hereby or thereby to which each Purchaser Party is a party has been duly and validly executed and delivered, and each agreement, document or instrument contemplated hereby or thereby to be delivered at or prior to Closing will be duly executed and delivered by such Purchaser Party and (assuming the due authorization, execution and delivery by the other Parties) this Agreement and each other agreement, document or instrument contemplated hereby or thereby to which such Purchaser Party is a party constitutes legal, valid and binding obligations of such Purchaser Party enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.3 No Conflict.  The execution, delivery and performance by each Purchaser Party of this Agreement any ancillary agreements to which such Purchaser Party is a party, and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of any Law to which any Purchaser Party is subject or (b) violate any provision of the articles of incorporation, bylaws or other organizational or governance documents of a Purchaser Party.

6.4 Financial Advisors. Other than Maxim Group LLC, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the Transactions, and no Person is entitled to any fee or commission or like payment in respect thereof that would or could be owed by or claimed against Seller or any of the consideration to be paid hereunder.

6.5 Condition of the Purchased Assets. Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledge and agree that Seller is making no representations or warranties whatsoever, express or implied, beyond those expressly given by Seller in Article V hereof. Purchaser acknowledges and agrees that, except for the representations and warranties contained in Article V, the Purchased Assets are being transferred on a “as is”, “where is” “if is” basis. Purchaser Parties acknowledge that it has conducted to its satisfaction its own independent investigation of the Purchased Assets and, in making the determination to proceed with the Transactions, Purchaser Parties have relied on the results of its own independent investigations.

16

6.6 Securities Law Representations.

(a) Consents. Purchaser represents and warrants that it is not required to obtain any consent from or give prior notice to its shareholders, Nasdaq, or any other Person in connection with the execution and delivery of this Agreement, including any Exhibits/Schedules to this Agreement and the issuance and delivery of the Consideration Shares.

(b) Securities Legend. Each stock certificate representing the Consideration Shares, unless registered pursuant to an effective registration statement, shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

6.7 Exclusivity of Representations and Warranties. Except for the representations and warranties expressly contained in this Article 5.9(a), no Purchaser Party nor any other Person makes any other express or implied representation or warranty with respect to the Purchaser Parties or the Transactions, and the Purchaser Parties disclaim any other representations or warranties, whether made by the Purchaser Parties or any of their respective Affiliates or any of a Purchaser Party or its Affiliates’ respective Representatives.  Except for the representations and warranties contained in Article V, the Purchaser Parties agree and acknowledge that no Seller Party nor any Person on behalf of a Seller Party makes any other express or implied representation or warranty with respect to the Purchased Assets or the Post-Closing Liabilities or with respect to any other information provided or made available to Purchaser Parties in connection with the Transactions, including information conveyed at management presentations, in a virtual data room or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information. Purchaser Parties acknowledge and agree that the except as expressly set forth in Article V, Purchased Assets are sold “as is” and Purchaser Parties agree to accept the Purchased Assets in the condition they are in on the Closing Date based on their own inspection, examination and determination with respect to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller Parties except as expressly set forth in this Agreement.

17

VII. COVENANTS

7.1 Access to Information.

(a) From the Execution Date through the Closing Date, Purchaser will be entitled for purposes of consummating the Transactions to make such investigation of the Purchased Assets as it reasonably requests. Seller will direct and use its commercially reasonable efforts to cause its Representatives to cooperate with Purchaser and Purchaser’s Representatives in connection with such investigation and examination, and Purchaser and its respective Representatives will cooperate with Seller and its Representatives. Notwithstanding anything herein to the contrary, no such investigation or examination will be permitted to the extent that it would require Seller to disclose information that would violate attorney-client privilege or cannot be disclosed as a result of confidentiality arrangements under agreements with third parties. Further, notwithstanding anything else herein, no attorney-client privilege or relationship will be sold or conveyed to Purchaser hereunder.

7.2 Actions Pending the Closing. Except (a) as required by applicable Law, (b) as otherwise expressly contemplated by this Agreement, (c) in the Ordinary Course of Business or (d) with the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed), during the period from the date hereof to and through the Closing Date, the Parties will: (i) use commercially reasonable efforts to not interfere with the carrying on of business and use of the Purchased Assets in the Ordinary Course of Business and use commercially reasonable efforts to maintain, preserve and protect the Purchased Assets in their current condition; (ii) maintain the Documents and other books, accounts and records in the Ordinary Course of Business; (iii) pay all material Taxes as and when such become due, other than those that are being contested in good faith; (iv) not dispose of or grant rights to all or any material portion of the Purchased Assets; (v) not allow or create a Lien on any of the Purchased Assets; (vi) use commercially reasonable efforts to defend and protect the Purchased Assets from infringement or deterioration; (vii) comply with applicable Laws in all material respects with respect to any Purchased Assets; and (viii) not enter into any agreement or commitment to take any action prohibited by this Section 7.2.

7.3 Consents. The Parties will use their respective commercially reasonable efforts to obtain at the earliest practicable date all consents and approvals contemplated by this Agreement, including the consents and approvals referred to in Sections 2.5(a); provided, however, that neither Seller nor Purchaser will be obligated to pay any consideration therefor to any third party from whom consent or approval is requested or to initiate any litigation or Legal Proceedings to obtain any such consent or approval; provided, further, however, the Seller shall be obligated to comply with Section 7.1 hereof.

7.4 Further Assurances. Subject to the other provisions of this Agreement, each of Purchaser and Seller will use its commercially reasonable efforts to (a) take all actions necessary or appropriate to consummate the Transactions, (b) provide the other Parties with reasonable cooperation and take such actions as such other Parties may reasonably request in connection with the consummation of the Transactions, and (c) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the Transactions; provided, however, that neither Seller nor any Purchaser will be obligated to pay any consideration or incur any fees, costs or expenses: in connection with the foregoing, to any third party from whom consent or approval is requested or to initiate any litigation or Legal Proceedings to obtain any consent or approval.

18

7.5 Publicity. Purchaser and Seller shall consult with each other before issuing any press release or other equivalent public statement concerning this Agreement or the Transactions, and shall not issue any such release without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed).

7.6 Certain Payments or Instruments Received from Third Parties. To the extent that, after the Closing Date, Seller receives any payment that is for the account of Purchaser, Seller shall promptly deliver such amount or instrument to Purchaser. All amounts due and payable under this Section 7.6 shall be due and payable by Seller in immediately available funds, by wire transfer to the account designated in writing by Purchaser. Notwithstanding the foregoing, Seller hereby undertakes to use its commercially reasonable efforts to direct or forward all relevant bills, invoices or like instruments to Purchaser. Any payments received under this Section 7.6 by Purchaser will be treated by Seller as being received by Seller in its capacity as an agent for Purchaser solely for U.S. federal income Tax purposes.

7.7 Misallocated Assets. If, following the Closing, any right, property, or asset forming part of the Purchased Assets (other than any Excluded Asset) is found to have been retained by the Seller in error, either directly or indirectly, Seller shall (a) transfer, at no cost to Purchaser, such right, property or asset (and any related Liability) as soon as practicable to Purchaser and (b) ensure that the Seller shall where permitted by the terms on which the Seller the right to such asset, hold the asset (or part thereof), and any monies, goods or other benefits arising after the Closing by virtue of it, as agent of and trustee for Purchaser and allow Purchaser from and after the Closing to have full enjoyment and use of such Purchased Asset, and Purchaser shall bear all burdens relating to such asset. For the avoidance of doubt, the Parties understand and agree that the Excluded Assets are not intended to, and shall not, be transferred to Purchaser or any of its respective Affiliates, and the Seller shall retain such rights, properties and assets.

VIII. CONDITIONS TO CLOSING

8.1 Conditions Precedent to Obligations of Purchaser. The obligation of the Purchaser Parties to consummate the Transactions is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser Parties in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing (except such representations and warranties that expressly address an earlier date, which such representations and warranties shall be true and correct as of such earlier date), and Purchaser shall have received a certificate signed by Seller dated as of the Closing Date, to the foregoing effect to Seller’s Knowledge, Seller shall have performed and complied with all requirements and obligations necessary to transfer the Purchased Assets to Purchaser, and Purchaser shall have received a certificate signed by Seller dated as of the Closing Date, to the foregoing effect;

19

(b) Seller shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to or on the Closing Date, and Purchaser shall have received a certificate signed by Seller dated as of the Closing Date, to the forgoing effect;

(c) Seller shall have delivered, or caused to be delivered, to Purchaser all of the items set forth in Section 4.2; and

(d) There shall have been no Seller Material Adverse Effect between the Execution Date and the Closing Date.

8.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the Transactions are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects as of the Closing (except such representations and warranties that expressly address an earlier date, which such representations and warranties shall be true and correct as of such earlier date), and Seller shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect;

(b) Purchaser shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by Purchaser prior to or on the Closing Date, and Seller shall have received a certificate signed by an authorized officer of Purchaser dated as of the Closing Date to the foregoing effect; and

(c) Purchaser shall have delivered to Seller all of the items set forth in Section 4.3.

8.3 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in Sections 8.1 or 8.2, as the case may be, if such failure was caused by such Party’s breach of any provision of this Agreement.

IX. TAXES

9.1 Transfer Taxes. To the extent that any documentary, stamp, transfer or other similar Taxes and all filing and recording fees (and any penalties and interest associated with such Taxes and fees) arise from or relate to the consummation of the Transactions (collectively, “Transfer Taxes”), such Transfer Taxes will be borne by Purchaser, regardless of the Party on whom Liability is imposed under the provisions of the Laws relating to such Transfer Taxes. Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and, if required by applicable Law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

20

9.2 Purchase Price Allocation. The Parties shall use commercially reasonable efforts to agree to an allocation of the Purchase Price (and any other items properly treated as consideration for U.S. federal income Tax purposes) among the Purchased Assets in accordance with Section 1060 of the Code and the applicable Treasury Regulations promulgated thereunder (and any similar provision of state, local, or non-U.S. law, as appropriate), within sixty (60) days after the Closing Date (the “Purchase Price Allocation”). Following such agreement, (a) Purchaser shall use commercially reasonable efforts to update the Purchase Price Allocation in accordance with Section 1060 of the Code following any adjustment to the Purchase Price pursuant to this Agreement, and (b) Purchaser and Seller shall report consistently with the Purchase Price Allocation, as adjusted, on all Tax Returns, including Internal Revenue Service Form 8594 (Asset Acquisition Statement under Section 1060), which Purchaser and Seller shall timely file with the IRS, and neither Seller nor Purchaser shall take any position on any Tax Return that is inconsistent with the Purchase Price Allocation, as adjusted, unless otherwise required by applicable Law; provided, however, that neither Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with the Purchase Price Allocation.

9.3 Cooperation and Audits. Upon reasonable request, Purchaser and its Affiliates will cooperate fully with Seller and its Affiliates in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes relating to the Purchased Assets. Such cooperation shall include making available to Seller and its Affiliates, as reasonably requested, all information, records and documents relating to Taxes governed by this Agreement for a period of three years following the Closing Date.

X. MISCELLANEOUS

10.1 Survival; Indemnification.

(a) The Parties agree that the covenants to be performed prior to the Closing contained in this Agreement or in any instrument delivered pursuant to this Agreement will not survive the Closing hereunder and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing, and none of the Parties will have any Liability to each other after the Closing for any breach thereof. The Parties agree that the representations and warranties of the Seller Parties made in Article V and the representations and warranties of the Purchaser Parties made in Article VI, and covenants contained in this Agreement (and in any agreement, document or instrument delivered in connection with this Agreement) to be performed after the Closing will survive the Closing hereunder until the expiration of the applicable statute of limitations or for such shorter period explicitly specified therein, and each Party will be liable to the other after the Closing for any breach thereof.

(b) Subject to the limitations in Section 10.1(d), the Seller Parties shall, jointly and severally, indemnify, defend and hold harmless the Purchaser Parties, and their respective directors, managers, officers, Affiliates, employees, agents and representatives (collectively, the “Purchaser Indemnitees”), from and against all Losses that are incurred or suffered by any of them in connection with or resulting from each of the following: (i) any material misrepresentation or breach of, or inaccuracy in, any representation or warranty made by a Seller Party in this Agreement or in any instrument delivered pursuant to this Agreement; (ii) any breach of any covenant made by a Seller Party in this Agreement or in any instrument delivered pursuant to this Agreement;(iii) any Excluded Liability; and (iv) Fraud, intentional misrepresentation, or Willful Breach by a Seller Party.

21

(c) Subject to the limitations in Section 10.1(d), the Purchaser Parties shall indemnify, defend and hold harmless the Seller Parties and their respective directors, managers, officers, Affiliates, employees, agents and representatives (collectively, the “Seller Indemnitees”), from and against all Losses that are incurred or suffered by any of them in connection with or resulting from each of the following: (i) any material misrepresentation or breach of any representation or warranty made by a Purchaser Party in this Agreement or in any instrument delivered pursuant to this Agreement; (ii) any breach of any covenant made by Purchaser in this Agreement or in any instrument delivered pursuant to this Agreement; (iii) any Post-Closing Liabilities (provided that there shall by no indemnification under this Section 10.1(c) for any Losses for which a Purchaser Indemnitee is entitled to indemnification pursuant to Section 10.1(b)); and/or (iv) Fraud, intentional misrepresentation or Willful Breach by a Purchaser Party.

(d) Notwithstanding the foregoing and subject to the proviso at the end of this paragraph, (i) the Seller Parties shall not be obligated to provide any indemnification for Losses pursuant to claims for breaches of representations and warranties under Section 10.1(b)(i) unless the immediate and proximately caused amount of Losses incurred by Purchaser Indemnitees with respect to such breaches of representations and warranties exceeds $50,000 (the “Threshold”), in which case the Seller Parties will be liable for all Losses in excess of the Threshold, and (ii) Purchaser Parties shall not be obligated to provide any such indemnification for Losses pursuant to claims for breaches of representations and warranties under Section 10.1(c)(i) unless the immediate and proximately caused amount of Losses incurred by the Seller Indemnitees with respect to such breaches of representations and warranties exceeds the Threshold, in which case Purchaser Parties will be liable for all Losses in excess of the Threshold. The maximum aggregate obligation of (i) the Seller Parties for Losses pursuant to claims for breaches of representations and warranties under Section 10.1(b)(i) and Purchaser for Losses pursuant to claims for breaches of representations and warranties under Section 10.1(c)(i), shall not exceed $12,000,000 (the “Cap”).

(e) Reserved.

(f) Any Losses for which any Purchaser Indemnitee is entitled to indemnification under this Section 10.1 shall be paid by the Seller Parties in the form of a clawback of the Consideration Shares. The Parties acknowledge and agree that the value of each individual Consideration Share shall be deemed to be $1,000, subject to any stock splits or reverse stock splits affecting the Series B Preferred Stock. To the extent that the payment of an indemnification claim under this Section 10.1 would result in a fractional share being clawed back, such fractional amount shall be paid by the Seller Parties in cash.

10.2 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, Seller and Purchaser will each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the Transactions and all proceedings incident thereto.

22

10.3 Arbitration of Claims; Consent to Service of Process.

(a) Arbitration of Claims. The Parties shall submit all claims or disputes that may arise or result from, or be connected with, this Agreement, any breach or default hereunder, arising hereunder to binding arbitration pursuant to the arbitration provisions set forth in Exhibit A attached to the contemporaneously signed Stock Purchase Agreement among the relevant Parties thereto (the “Arbitration Provisions”). The Parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, the Purchaser Parties represent, warrants, and covenants that they have reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived their right to do so), understand that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agree to the terms and limitations set forth in the Arbitration Provisions, and that the Purchaser Parties will not take a position contrary to the foregoing representations. The Purchaser Parties acknowledge and agree that the Seller Parties may rely upon the foregoing representations and covenants of the Purchaser Parties regarding the Arbitration Provisions.

(b) Each of the Parties hereby consents to process being served by any other Party in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 10.7; provided, however, that such service will not be effective until the actual receipt thereof by the Party being served.

10.4 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT KNOWINGLY, WILLINGLY, AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, MATTER OR PROCEEDING REGARDING THIS AGREEMENT OR ANY PROVISION HEREOF.

10.5 Entire Agreement; Amendments and Waivers. This Agreement represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, will be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement will not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.

10.6 Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of Delaware.

23

10.7 Notices. All notices and other communications under this Agreement will be in writing and will be deemed given (a) when delivered personally by hand, (b) when sent by email (with written confirmation of transmission) or (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and email addresses (or to such other address or email address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to a Purchaser Party:

Edible Garden AG Incorporated

283 County Road 519

Belvidere, New Jersey 07823

Attn: James E. Kras

Email:  ###

With mandatory copy to (which will not constitute notice):

Harter Secrest & Emery LLP

c/o Alexander R. McClean

1600 Bausch & Lomb Place

Rochester, NY  14604

Attention: Alexander R. McClean

Email: ###

If to a Seller Party:

NaturalShrimp Farms, Inc.

c/o Streeterville Management, LLC

297 Auto Mall Drive #4

St. George, Utah 84770

Attention: John M. Fife

Email: ###

With mandatory copy to (which will not constitute notice):

Parsons Behle & Latimer

c/o Brian M. Rothschild, Shane Hanna

201 South Main Street, Suite 1800

Salt Lake City, Utah 84111

Attention: Brian M. Rothschild

Email: ###; Shane Hanna

10.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

24

10.9 Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement will create or be deemed to create any third-party beneficiary rights in any Person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller or Purchaser (by operation of law or otherwise) without the prior written consent of the other Parties, and any attempted assignment without the required consents will be void.

10.10 Non-Recourse. Only the Parties to this Agreement have obligations and liabilities hereunder.  Except for the Parties to this Agreement, none of the Parties’ respective Affiliates, past, present or future directors, officers, employees, incorporators, members, partners, equity holders, managers, agents, attorneys, or other Representatives will have any Liability for any obligations or Liabilities of Seller or Purchaser, as applicable, under this Agreement or any agreement entered into in connection herewith of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby. Any claim or cause of action based upon, arising out of, or related to this Agreement or any agreement, document or instrument contemplated hereby may only be brought against Parties that are expressly named as Parties or thereto, and then only with respect to the specific obligations set forth herein or therein.  Other than the Parties, no other party will have any Liability or obligation for any of the representations, warranties, covenants, agreements, obligations or Liabilities of any Party under this Agreement or the agreements, documents or instruments contemplated hereby or of or for any Legal Proceeding based on, in respect of, or by reason of, Transactions (including the breach, termination or failure to consummate such transactions), in each case whether based on contract, tort, Fraud, strict liability, other Laws or otherwise and whether by piercing the corporate veil, by a claim by or on behalf of a Party or another Person or otherwise.  In no event will any Person be liable to another Person for any remote, speculative or punitive damages with respect to the Transactions.

10.11 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Each party agrees that the electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031) and the Uniform Electronic Transactions Act (UETA).

10.12 Bulk Sales Waiver. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer, or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets; it being understood that any Liability arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction shall be treated as Excluded Liabilities.

25

10.13 Time of Essence. This Agreement contains a number of dates and times by which performance or the exercise of rights is due, and the parties hereto intend that each and every such date and time be the firm and final date and time, as agreed. For this reason, each Party hereto hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date applicable to it on the basis that its late action constitutes substantial performance, to require the other party or parties hereto to show prejudice, or on any equitable grounds. Without limiting the foregoing, time is of the essence in this Agreement.

10.14 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. In the event a subject matter is addressed in more than one representation and warranty in Article V, the Party shall be entitled to rely only on the most specific representation and warranty addressing such matter. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or Exhibits hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business. The information contained in this Agreement and in the Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Law or breach of contract). To the extent no breach by Seller exists under a representation or warranty contained in Sections 5.5 or 5.6 of this Agreement (a “Specific Representation”), Seller shall not be deemed to be in breach of any other representation or warranty (with respect to the same set of underlying facts) that addresses such issue with less specificity than the Specific Representation, no other representation or warranty shall supersede or limit such qualification in any manner.

[Signature pages follow]

26

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date hereof.

SELLER:

NATURALSHRIMP FARMS INC., a Nevada corporation

By:	/s/ John Fife
Name: John Fife
Title: President

STREETERVILLE:

STREETERVILLE CAPITAL, LLC, a Utah limited liability company

By:	/s/ John Fife
Name: John Fife
Title: President

PURCHASER: EDIBLE GARDEN SUSTAINABLE VENTURES, LLC , a Delaware limited liability company

/s/ James E. Kras
Name: James E. Kras
Its: Chief Executive Officer

EDIBLE: EDIBLE GARDEN AG INCORPORATED, a Delaware corporation

/s/ James E. Kras
Name: James E. Kras Its: Chief Executive Officer

27

SCHEDULE 2.1

Assets

28

SCHEDULE 5.4

Actions Required to Vest Assets

29

EXHIBIT A

General Assignment and Bill of Sale

[See Attached.]

30

GENERAL ASSIGNMENT AND BILL OF SALE

This GENERAL ASSIGNMENT AND BILL OF SALE (this “Assignment”) is entered into as of May   , 2025 (the “Effective Date”), by and between NaturalShrimp Farms Inc., a Nevada corporation (“Assignor,”) and Edible Garden Sustainable Ventures LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A. Assignor and Assignee have entered into that certain Asset Purchase Agreement, dated as of May 13, 2025 (the “APA”), pursuant to which, among other things, Assignor has agreed to assign all of its rights, title and interests in, and Assignee has agreed to assume certain of Assignor’s duties and obligations under, the Purchased Assets (as defined in the APA).

B. Assignor desires to deliver to Assignee such instruments of sale, transfer assignment, conveyance and delivery as are required to vest in Assignee all of Assignor’s right, title and interest in and to the Purchased Assets.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the APA, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. All capitalized terms used in this Assignment but not otherwise defined herein are given the meanings set forth in the APA.

2. Bill of Sale; Assignment and Assumption. Effective as of the Closing, Assignor hereby sells, transfers, grants, assigns, and conveys to Assignee all of Assignor’s right, title and interest in and to the Purchased Assets, free and clear of all claims and Liens, which includes the patents, trademarks, trademark registrations, all associated goodwill, and the domain names of Assignor (collectively, the “IP Assets”), which include, without limitation, all IP Assets set forth in Exhibit A hereto and the right to sue and recover for past infringement of any of the IP Assets.

3. Terms of the APA. The terms of the APA, including, but not limited to, the representations, warranties, covenants, and agreements relating to the Purchased Assets, are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, and agreements contained in the APA shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the APA and the terms hereof, the terms of the APA shall govern.

4. Governing Law. This Assignment will be governed by and construed in accordance with the law of the State of Utah.

31

5. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

6. Successors and Assigns. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7. Amendment and Modifications. This Assignment may not be amended or modified in any manner other than by a written agreement signed by the party to be charged. No waiver of any breach of this Assignment shall be construed as an implied amendment or agreement to amend or modify any provision of this Assignment.

8. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Assignment.

9. Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

[Signature page follows]

32

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date hereof.

ASSIGNOR: NATURALSHRIMP FARMS INC., a Nevada corporation

By:
Name: John Fife Title: President

ASSIGNEE: EDIBLE GARDEN SUSTAINABLE VENTURES LLC, a Delaware limited liability company

Name: James E. Kras Its: President and Chief Executive Officer

33

EXHIBIT A

IP Assets

Domain Names:

Naturalshrimp.com

Naturalshrimp.online

Trademarks:

NATURALSHIMP, Serial No. 88498493

Patents:

U.S. Pat. 10,163,199

U.S. Pat. 11,297,809

U.S. Pat. 9,908,794

34

Exhibit B

Series B Certificate of Designation

[See Attached.]

35

Exhibit C

Transition Services Agreement

[See Attached.]

36